EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-67474 and Form S-8 No. 333-92412) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated December 9, 2003, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2003.

                                                 /s/Ernst & Young LLP

Jackson, Mississippi
December 29, 2003